Exhibit 99.1

Transocean Inc. Post Office Box 2765 Houston TX 77252 2765

Analyst Contact:	John Briscoe	News Release
	713-232-7551	FOR RELEASE: February 14, 2007
Media Contact:	Guy A. Cantwell
713-232-7647
TRANSOCEAN INC. REPORTS
FOURTH QUARTER AND FULL-YEAR 2006 RESULTS
     HOUSTON—Transocean Inc. (NYSE: RIG) today reported net income for the three months ended December 31, 2006 of $621 million, or $2.05 per diluted share, on record quarterly revenues of $1,186 million. The results compare to net income of $152 million, or $0.45 per diluted share, on revenues of $771 million, for the three months ended December 31, 2005. Net income for the three months ended December 31, 2006 included after-tax gains of $192 million, or $0.63 per diluted share, resulting primarily from the sale of two rigs, the Transocean Wildcat and the Searex IX, and other income of $51 million, or $0.17 per share, that we recognized from our tax sharing agreement with TODCO in 2006.
     For the 12 months ended December 31, 2006, net income totaled $1,385 million, or $4.28 per diluted share, on revenues of $3,882 million, compared to net income of $716 million, or $2.13 per diluted share, on revenues of $2,892 million for the corresponding 12 months in 2005. Net income for the 12 months ended December 31, 2006 included after-tax gains totaling $437 million, or $1.34 per share, resulting from the sale of non-strategic assets, including the two above-mentioned rigs, and income that we recognized from the tax sharing agreement with TODCO in 2006. Net income for the 12 months ended December 31, 2005 included a gain of $165 million, or $0.49 per diluted share, resulting from the sale of TODCO common stock, after-tax gains of $28 million, or $0.08 per diluted share, resulting from the sale of three rigs, other income of $11 million, or $0.03 per diluted share, earned from our tax sharing agreement with TODCO, and a loss of $7 million, or $0.02 per diluted share, resulting from the early retirement of debt.
     Robert L. Long, Chief Executive Officer of Transocean Inc., stated, “We had a good quarter with revenues up 16% breaking the prior quarter’s record revenues and with costs up less than 2% from the prior quarter. We are entering 2007 with a record contract backlog and a continuation of the excellent market conditions that we saw in 2006.”
     Operations Quarterly Review
     Revenues for the three months ended December 31, 2006 increased to $1,186 million compared to revenues of $1,025 million during the three months ended September 30, 2006. The increase was primarily due to an improvement in average daily revenue, which rose 17% to $171,700 from $146,900 during the three months ended September 30, 2006. This improvement was consistent across the company’s fleet as several rigs commenced new contracts with dayrates that reflect the strong business environment prevalent since mid-2004. In addition, fourth quarter 2006 revenues were enhanced by the return to operation of the semisubmersible rig Sedco 709 and the drillship Deepwater Discovery which were both idle for maintenance programs during the third quarter of 2006 and by a full quarter of activity of the semisubmersible rigs Transocean Winner and Transocean Prospect after they completed their reactivation programs in the third quarter of 2006.
     For the three months ended December 31, 2006, operating income before general and administrative expenses totaled $701 million, a 70% improvement from $412 million reported for the third quarter of 2006. Field operating income(1) (defined as revenues less operating and maintenance expenses) improved 33% to $616 million compared to

$464 million over the same comparative period. These improved fourth quarter 2006 results were due chiefly to the strong revenue growth, partially offset by an increase in operating and maintenance expenses, which totaled $570 million during the fourth quarter of 2006 compared to $561 million during the previous quarter in 2006. The increase in operating and maintenance activity was due primarily to the increased number of maintenance projects completed on our operating rigs during the quarter and higher labor costs related to ongoing recruitment efforts and the continued inflationary pressure on wages. This increase was partially offset by a decrease in shipyard expenditures following the return to activity of the Sedco 709, Deepwater Discovery, Transocean Winner and Transocean Prospect during the third and fourth quarter.
     Liquidity
     Cash flow from operations increased to $1,237 million for the 12 months ended December 31, 2006. The company reported a decrease in total debt of approximately $200 million, to $3,295 million at December 31, 2006 compared to total debt at September 30, 2006 of $3,495 million, resulting from a draw of $100 million on the $1.0 billion multi-draw term credit facility and net of repayments of $300 million in the fourth quarter of 2006.
     Effective Tax Rate
     The company’s Annual Effective Tax Rate(2) for the 12 months ended December 31, 2006 was 18.5%, excluding the previously mentioned impact on income before income tax related to the gains from the rig sales and the TODCO tax sharing agreement as well as excluding from income tax expense various discrete tax items. The Effective Tax Rate(3) of 10.4% for the fourth quarter of 2006 reflects the impact of the previously mentioned rig sales and TODCO tax sharing income in addition to a $17 million favorable impact resulting from changes in estimates and resolution of prior years’ tax disputes in various jurisdictions.
     Share Buyback
     In May 2006, the company’s board of directors authorized an increase in the overall amount of ordinary shares which may be repurchased under the company’s share repurchase program from $2.0 billion to $4.0 billion. During the three months ended December 31, 2006, the company purchased and retired $250 million of its ordinary shares, which amounted to approximately 3.5 million ordinary shares at an average purchase price of $71.79 per share. As of January 31, 2007, the company had repurchased and retired a total of $3.0 billion of its ordinary shares under the program, which amounted to approximately 42 million ordinary shares at an average purchase price of $71.87 per share, and the company retained the authority to repurchase the remaining $1.0 billion of its ordinary shares under the program.
     Conference Call Information
     Transocean will conduct a teleconference call at 10:00 a.m. Eastern on February 14, 2007. To participate, dial 913-981-5522 and refer to confirmation code 2410660 approximately five to 10 minutes prior to the scheduled start time of the call.
     In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company’s website at www.deepwater.com and selecting “Investor Relations/Presentations.” A file containing four charts to be discussed during the conference call, titled “4Q06 Charts,” has been posted to the company’s website and can also be found by selecting “Investor Relations/Presentations.” The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in the company’s New York Stock Exchange trading symbol, “RIG.”
     A telephonic replay of the conference call should be available after 1:00 p.m. Eastern on February 14, 2007 and can be accessed by dialing 719-457-0820 and referring to the passcode 2410660. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses.
     Forward-Looking Disclaimer
     Statements regarding our backlog, market conditions, rig demand, our share repurchase plan, prospects for our business, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with international operations, future financial results, actions by customers and other third parties, factors affecting the supply and demand of drilling rigs, including newbuilds, reactivations and the reallocation of current rigs, factors affecting the duration of contracts including well-in-progress provisions, the actual amount of downtime, factors resulting in reduced applicable dayrates, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
     Transocean Inc. is the world’s largest offshore drilling contractor with a fleet of 82 mobile offshore drilling units. The company’s mobile offshore drilling fleet, consisting of a large number of high-specification deepwater and harsh environment drilling units, is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company’s fleet consists of 33 High-Specification Floaters (semisubmersibles and drillships), 20 Other Floaters, 25 Jackups and other assets utilized in the support of offshore drilling activities worldwide. With a current equity market capitalization in excess of $22 billion, Transocean Inc.’s ordinary shares are traded on the New York Stock Exchange under the symbol “RIG.”

[1]	For a reconciliation of operating income before general and administrative expense to field operating income, see the accompanying schedule titled Non-GAAP Financial Measures and Reconciliations – Operating Income Before General and Administrative Expense to Field Operating Income.

[2]	Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18. See accompanying schedule titled Effective Tax Rate Analysis.

[3]	Effective Tax Rate is income tax expense divided by income before income taxes. See accompanying schedule titled Effective Tax Rate Analysis.

###	07-07

TRANSOCEAN INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Operating Revenues
Contract drilling revenues	$1,147	$739	$3,745	$2,757
Other revenues	39	32	137	135

	1,186	771	3,882	2,892
Costs and Expenses
Operating and maintenance	570	457	2,155	1,720
Depreciation	98	102	401	406
General and administrative	23	19	90	75

	691	578	2,646	2,201
Gain (loss) from disposal of assets, net	183	(5)	405	29

Operating Income	678	188	1,641	720

Other Income (Expense), net
Interest income	7	6	21	19
Interest expense, net of amounts capitalized	(43)	(24)	(115)	(111)
Gain from TODCO Stock Sales	—	—	—	165
Loss on retirement of debt	—	—	—	(7)
Other, net	51	3	60	17

	15	(15)	(34)	83

Income Before Income Taxes	693	173	1,607	803
Income Tax Expense	72	21	222	87

Net Income	$621	$152	$1,385	$716

Earnings Per Share
Basic	$2.13	$0.46	$4.42	$2.19

Diluted	$2.05	$0.45	$4.28	$2.13

Weighted Average Shares Outstanding
Basic	292	330	313	327

Diluted	304	336	325	339

TRANSOCEAN INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31,
	2006	2005
ASSETS
Cash and Cash Equivalents	$467	$445
Accounts Receivable, net
Trade	929	583
Other	17	17
Materials and Supplies, net	160	156
Deferred Income Taxes, net	16	23
Other Current Assets	67	55

Total Current Assets	1,656	1,279

Property and Equipment	10,539	9,791
Less Accumulated Depreciation	3,213	3,043

Property and Equipment, net	7,326	6,748

Goodwill	2,195	2,209
Other Assets	299	221

Total Assets	$11,476	$10,457

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts Payable	$477	$254
Accrued Income Taxes	98	27
Debt Due Within One Year	95	400
Other Current Liabilities	369	242

Total Current Liabilities	1,039	923

Long-Term Debt	3,200	1,197
Deferred Income Taxes, net	54	65
Other Long-Term Liabilities	343	286

Total Long-Term Liabilities	3,597	1,548

Commitments and Contingencies

Minority Interest	4	4

Preference Shares, $0.10 par value; 50,000,000 shares authorized, none issued and outstanding	—	—
Ordinary Shares, $0.01 par value; 800,000,000 shares authorized, 292,454,457 and 324,750,166 shares issued and outstanding at December 31, 2006 and 2005, respectively	3	3
Additional Paid-in Capital	8,044	10,565
Accumulated Other Comprehensive Loss	(30)	(20)
Accumulated Deficit	(1,181)	(2,566)

Total Shareholders’ Equity	6,836	7,982

Total Liabilities and Shareholders’ Equity	$11,476	$10,457

TRANSOCEAN INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Cash Flows from Operating Activities
Net income	$621	$152	$1,385	$716
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	98	102	401	406
Stock-based compensation expense	7	4	20	16
Deferred income taxes	(41)	34	(23)	27
Equity in (earnings) losses of unconsolidated affiliates	3	(2)	(5)	(10)
Net (gain) loss from disposal of assets	(183)	5	(405)	(29)
Gain from TODCO Stock Sales	—	—	—	(165)
Loss on retirement of debt	—	—	—	7
Amortization of debt-related discounts/premiums, fair value adjustments and issue costs, net	1	—	—	(7)
Deferred income, net	20	3	52	(7)
Deferred expenses, net	(14)	(10)	(109)	18
Tax benefit from exercise of stock options to purchase and vesting of ordinary shares under stock-based compensation plans	—	2	(10)	22
Other long-term liabilities	1	5	18	23
Other, net	(5)	(3)	—	(17)
Changes in operating assets and liabilities
Accounts receivable	(74)	(3)	(347)	(150)
Accounts payable and other current liabilities	1	1	168	87
Income taxes receivable/payable, net	65	(38)	124	(51)
Other current assets	4	(4)	(32)	(22)

Net Cash Provided by Operating Activities	504	248	1,237	864

Cash Flows from Investing Activities
Capital expenditures	(166)	(37)	(876)	(182)
Proceeds from disposal of assets, net	163	14	461	74
Proceeds from TODCO Stock Sales, net	—	—	—	272
Joint ventures and other investments, net	—	—	—	5

Net Cash Provided by (Used In) Investing Activities	(3)	(23)	(415)	169

Cash Flows from Financing Activities
Net proceeds from issuance of debt and borrowings under the Term Credit Facility	100	—	2,000	—
Repayments of debt	(300)	—	(300)	(880)
Net proceeds from issuance of ordinary shares under stock-based compensation plans	2	23	69	219
Proceeds from issuance of ordinary shares upon exercise of warrants	—	—	—	11
Repurchase of ordinary shares	(250)	(400)	(2,601)	(400)
Decrease in cash dedicated to debt service	—	—	—	12
Release of escrow funds — Nautilus lease financing	—	—	30	—
Tax benefit from issuance of ordinary shares under stock- based compensation plans	7	—	7	—
Other, net	—	—	(5)	(1)

Net Cash Used in Financing Activities	(441)	(377)	(800)	(1,039)

Net Increase (Decrease) in Cash and Cash Equivalents	60	(152)	22	(6)

Cash and Cash Equivalents at Beginning of Period	407	597	445	451

Cash and Cash Equivalents at End of Period	$467	$445	$467	$445

Transocean Inc.
Fleet Operating Statistics

	Operating Revenues (in millions) (1)
				Years Ended
	Three Months Ended			December 31,
	December 31,	September 30,	December 31,
	2006	2006	2005	2006	2005
Transocean Drilling Segment:
Contract Drilling Revenues
High-Specification Floaters:
Fifth-Generation Deepwater Floaters	$304	$258	$221	$1,015	$848
Other Deepwater Floaters	264	246	150	875	583
Other High-Specification Floaters	66	62	60	242	227
Total High-Specification Floaters	634	566	431	2,132	1,658
Other Floaters	296	218	153	847	492
Jackups	199	184	133	682	521
Other Rigs	18	23	22	84	86
Subtotal	1,147	991	739	3,745	2,757
Other Revenues
Client Reimbursable Revenues	32	30	21	108	85
Integrated Services and Other	7	4	11	29	50
Subtotal	39	34	32	137	135
Total Company	$1,186	$1,025	$771	$3,882	$2,892

	Average Dayrates(1)
				Years Ended
	Three Months Ended			December 31,
	December 31,	September 30,	December 31,
	2006	2006	2005	2006	2005
Transocean Drilling Segment:
High-Specification Floaters:
Fifth-Generation Deepwater Floaters	$275,300	$246,000	$215,800	$237,000	$198,000
Other Deepwater Floaters	$230,400	$222,300	$138,800	$199,600	$134,700
Other High-Specification Floaters	$187,400	$181,500	$161,700	$176,000	$162,900
Total High-Specification Floaters	$243,600	$226,700	$174,100	$212,300	$165,700
Other Floaters	$178,400	$136,800	$98,500	$137,200	$86,500
Jackups	$97,000	$83,400	$64,900	$81,000	$59,800
Other Rigs	$48,200	$52,400	$48,500	$48,900	$47,300
Total Drilling Fleet	$171,700	$146,900	$113,300	$142,100	$105,100

	Utilization (1)
				Years Ended
	Three Months Ended			December 31,
	December 31,	September 30,	December 31,
	2006	2006	2005	2006	2005
Transocean Drilling Segment:

High-Specification Floaters:

Fifth-Generation Deepwater Floaters	92%	88%	86%	90%	90%
Other Deepwater Floaters	78%	75%	79%	76%	79%
Other High-Specification Floaters	97%	93%	100%	94%	95%
Total High-Specification Floaters	86%	82%	84%	84%	86%
Other Floaters	90%	86%	71%	81%	65%
Jackups	89%	96%	89%	92%	94%
Other Rigs	99%	76%	49%	70%	50%
Total Drilling Fleet	89%	87%	78%	84%	79%

(1)	Average daily revenue is defined as contract drilling revenue earned per revenue earning day in the period. A revenue earning day is defined as a day for which a rig earns dayrate after commencement of operations. Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet.

Transocean Inc. and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Operating Income Before General and Administrative Expense
to Field Operating Income
(in millions)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
Transocean Drilling Segment
Operating revenue	$1,186	$1,025	$771	$3,882	$2,892
Operating and maintenance expense (1)	570	561	457	2,155	1,720
Depreciation	98	99	102	401	406
(Gain) loss from disposal of assets, net	(183)	(47)	5	(405)	(29)

Operating income before general and administrative expense	701	412	207	1,731	795
Add back (subtract):Depreciation	98	99	102	401	406
(Gain) loss from disposal of assets, net (1)	(183)	(47)	5	(405)	(29)

Field operating income	$616	$464	$314	$1,727	$1,172

(1)	Loss on retirement for Q4 05 of $7 million was reclassed out of Operating and maintenance expense and into (Gain) loss from disposal of assets, net.

Transocean Inc. and Subsidiaries
Effective Tax Rate Analysis
(in US$ millions)

	Three Months Ended			Years Ended
	Dec. 31,	Sept. 30,	Dec. 31,	December 31,
	2006	2006	2005	2006	2005
Income (Loss) before Income Taxes and Minority Interest	$693	$373	$173	$1,607	$803
Add back (subtract):
Loss on retirement of debt	—	—	—	—	7
Gain on sale of assets	(191)	(44)	—	(410)	(33)
Gain on TODCO stock sales	—	—	—	—	(165)
Income from TODCO tax sharing agreement	(51)	—	(1)	(51)	(11)

Adjusted Income before Income Taxes	$451	$329	$172	$1,146	$601

Income Tax Expense	$72	$64	$21	$222	$87
Add back (subtract):
Gain on sale of assets	1	(3)	—	(24)	(5)
Changes in estimates (1)	17	(4)	5	14	19

Adjusted Income Tax Expense (2)	$90	$57	$26	$212	$101

Effective Tax Rate (3)	10.4%	17.1%	12.2%	13.8%	10.8%

Annual Effective Tax Rate (4)	20.0%	17.3%	15.1%	18.5%	16.8%

(1)	Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in deferred taxes, valuation allowances on deferred taxes and other tax liabilities.

(2)	The three months ended December 31, 2006, September 30, 2006 and December 31, 2005 include $7 million, $(1) million and $(3) million, respectively, of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the Annual Effective Tax Rate.

(3)	Effective Tax Rate is income tax expense divided by income before income taxes.

(4)	Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18.